UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15 (d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
September 19, 2025

JEFFERIES FINANCIAL GROUP INC.
(Exact name of registrant as specified in its charter)

New York	001-05721	13-2615557
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Madison Avenue, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212)-284-2300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $1 per share	JEF	New York Stock Exchange
4.850% Senior Notes Due 2027	JEF 27A	New York Stock Exchange
5.875% Senior Notes Due 2028	JEF 28	New York Stock Exchange
2.750% Senior Notes Due 2032	JEF 32A	New York Stock Exchange
6.200% Senior Notes Due 2034	JEF 34	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement

As previously disclosed on a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 27, 2023 (the “Prior Form 8-K”), on April 27, 2023, Jefferies Financial Group Inc. (the “Company”) entered into an Exchange Agreement (the “Exchange Agreement”) with Sumitomo Mitsui Banking Corporation, a joint stock company incorporated in Japan (“SMBC”), in connection with the expansion and strengthening of the Company’s strategic alliance with SMBC (the “Alliance”).  Pursuant to the Exchange Agreement, SMBC was entitled to surrender shares of the Company’s voting common stock, $1.00 par value per share (the “Voting Common Stock”), in exchange for shares of the Company’s Series B Non-Voting Convertible Preferred Shares, $1.00 par value per share (the “Series B Preferred Stock”), at an exchange rate of 500 shares of Voting Common Stock per share of Series B Preferred Stock, subject to adjustment, with a maximum of 55,125 shares of Series B Preferred Stock exchangeable thereunder—representing approximately 10.9% of the Voting Common Stock as of April 27, 2023 on an as-converted and fully diluted basis.

On September 19, 2025, in connection with the announcement by the Company and SMBC of a further expansion of the Alliance, the Company and SMBC amended and restated the Exchange Agreement (as so amended and restated, the “Amended and Restated Exchange Agreement”) to permit SMBC to increase its economic ownership in the Company to up to 20% on an as-converted and fully diluted basis.  SMBC will continue to own less than 5% of a voting interest in the Company. Except as summarized below, the material terms of the Exchange Agreement remain unchanged.  The following descriptions are limited to material provisions of the Amended and Restated Exchange Agreement that differ from, or are in addition to, those set forth in the Exchange Agreement previously disclosed in the Prior Form 8-K.

Pursuant to the Amended and Restated Exchange Agreement, SMBC will be entitled, from time to time and upon the terms and subject to the conditions set forth therein, to surrender shares of Voting Common Stock, now owned or subsequently acquired, in exchange for either (i) shares of the Company’s Non-Voting Common Stock, $1.00 par value per share (the “Non-Voting Common Stock” and, together with the Voting Common Stock, the “Common Stock”), or (ii) shares of the Company’s Series B-1 Non-Voting Convertible Preferred Shares, $1.00 par value per share (the “Series B-1 Preferred Stock”), which shall be established and designated by the Company.  The exchange rate for such exchanges will be, in the case of clause (i) in the immediately preceding sentence, one share of Voting Common Stock for one share of Non-Voting Common Stock or, in the case of clause (ii) in the immediately preceding sentence, 500 shares of Voting Common Stock for one share of Series B-1 Preferred Stock, in each case subject to adjustment as set forth in the Amended and Restated Exchange Agreement and the Certificate of Amendment (as defined below), as applicable, and with a maximum of 14,132,500 shares of Voting Common Stock exchangeable thereunder—representing approximately 5.6% of the Common Stock as of the date hereof on an as-converted and fully diluted basis.

SMBC Group currently holds (i) 9,247,081 shares of Voting Common Stock and (ii) 55,125 shares of Series B Preferred Stock, which are convertible into 27,562,500 shares of Non-Voting Common Stock, which in the aggregate represent an approximately 14.5% economic ownership in the Company on an as-converted and fully diluted basis.

Terms of the Series B-1 Preferred Stock

The preferences, limitations, powers and relative rights of the Series B-1 Preferred Stock will be set forth in a Certificate of Amendment of the Certificate of Incorporation of the Company (the “Certificate of Incorporation”) to be delivered by the Company on September 19, 2025 to the Department of State of the State of New York for filing (the “Certificate of Amendment”).  The Certificate of Amendment will designate 17,500 preferred shares as Series B-1 Preferred Stock, which the Company expects to only be issued in connection with exchanges pursuant to the Amended and Restated Exchange Agreement.  Except for the terms of Series B-1 Preferred Stock with respect to liquidation preference and automatic conversion circumstances, the Series B-1 Preferred Stock will be entitled to the identical preferences, limitations, powers and related rights as those of the Series B Preferred Stock.

As specified in the Certificate of Amendment, the Series B-1 Preferred Stock will have the following terms:

Ranking:  The liquidation preference of the Series B-1 Preferred Stock will equal $500 per share.  The Series B-1 Preferred Stock will rank senior to the Voting Common Stock and pari passu with the Series B Preferred Stock in the event of a distribution of assets upon dissolution, liquidation or winding up of the Company to the extent of its liquidation preference.  Otherwise, the Series B-1 Preferred Stock will rank, as to the payment of dividends and distribution of assets upon dissolution, liquidation or winding up of the Company, (i) senior to any class or series of capital stock of the Company thereafter created specifically ranking by its terms junior to any shares of Series B-1 Preferred Stock, (ii) pari passu with the Voting Common Stock, the Series B Preferred Stock and any class or series of capital stock of the Company created (x) specifically ranking by its terms on parity with the Series B-1 Preferred Stock or (y) that does not by its terms rank junior or senior to the Series B-1 Preferred Stock and (iii) junior to any class or series of capital stock of the Company thereafter created specifically ranking by its terms senior to any shares of the Series B-1 Preferred Stock.

Cash Dividend/Distribution Rights:  Holders of the Series B-1 Preferred Stock will participate in cash dividends or distributions (subject to certain exceptions for distributions in kind) alongside the Voting Common Stock on an as-converted basis.

Voting: The holders of the Series B-1 Preferred Stock will have no voting rights, except as may be required by applicable law and except as set forth below.

So long as any shares of Series B-1 Preferred Stock are outstanding, the Company may not, without the affirmative vote or written consent of at least a majority of the outstanding shares of Series B-1 Preferred Stock, voting as a single and separate class, (i) amend, alter or repeal any provision of the Certificate of Incorporation of the Company (or the Certificate of Amendment) or the Company’s bylaws (by any means, including by merger, consolidation, reclassification, or otherwise) so as to, or in a manner that would, adversely affect the preferences, rights, privileges or powers of the Series B-1 Preferred Stock; or (ii) voluntarily liquidate, dissolve or wind up the Company.

Redemption and Repurchase: The Series B-1 Preferred Stock will not be redeemable by the Company.  The Company may purchase and sell shares of Series B-1 Preferred Stock from time to time to such extent, in such manner and upon such terms as the Board of Directors of the Company (the “Board”) or any duly authorized committee of the Board may determine.

Mergers; Reorganizations:  In the event of a merger, reorganization, sale of substantially all assets of the Company or similar event where the Voting Common Stock of the Company is exchanged for cash, securities or other property (a “Reorganization Event”), the Series B-1 Preferred Stock will be automatically converted into the types and amounts of securities, cash and other property that is or was receivable in such Reorganization Event by a holder of the number of shares of Voting Common Stock into which such share of Series B-1 Preferred Stock was convertible immediately prior to such Reorganization Event in exchange for such shares of Voting Common Stock; however, if after giving effect to such conversion, SMBC and its affiliates would collectively hold more than 4.99% of any class of voting securities of another entity, then, at the Company’s option, (i) the Series B-1 Preferred Stock will remain outstanding but shall become convertible in connection with a Convertible Transfer (as defined below) or an Additional Issuance (as defined below), at the option of the holder of the Series B-1 Preferred Stock, into the kind of securities, cash and other property receivable in such Reorganization Event by a holder of the number of shares of Voting Common Stock into which each share of Series B-1 Preferred Stock would be convertible immediately prior to such Reorganization Event; or (ii) the Company may redeem the Series B-1 Preferred Stock at a cash price per share of Series B-1 Preferred Stock equal to the product of the Applicable Conversion Rate (as defined below) and the “fair market value” of the Voting Common Stock.

The holders of the Series B-1 Preferred Stock will not have any separate class vote on any Reorganization Event.

Conversion:  Each share of Series B-1 Preferred Stock will automatically convert into shares of the Non-Voting Common Stock (as defined below) at a rate of one share of Series B-1 Preferred Stock to 500 shares of Non-Voting Common Stock, subject to adjustment as to be provided in the Certificate of Amendment (as adjusted, the “Applicable Conversion Rate”), without any further action on the part of the holder or the Company on the date on which an amendment and restatement of the Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”) to increase the number of authorized shares of the Non-Voting Common Stock by a sufficient amount to facilitate the conversion of all of the issued and outstanding Series B-1 Preferred Stock into shares of Non-Voting Common Stock is filed, accepted and declared effective with the Department of State of the State of New York.

In the event of a Convertible Transfer to certain non-affiliates of a holder of Series B-1 Preferred Stock, each share of such holder’s Series B-1 Preferred Stock will convert into shares of the Voting Common Stock at the Applicable Conversion Rate two business days after the Company receives a valid notice of Convertible Transfer and conversion from the holder.  In order to effect a Convertible Transfer, a holder must also deliver to the Company a representation letter and other information as may be reasonably requested by the Company in accordance with the terms of the Exchange Agreement.

A “Convertible Transfer” is defined as a transfer by the holder of Series B-1 Preferred Stock:  (i) to the Company; (ii) in a widely distributed public offering of the Voting Common Stock issuable upon conversion of the Series B-1 Preferred Stock; (iii) in a transaction or series of related transactions in which no one transferee (or group of associated transferees) acquires 2% or more of any class of the Company’s then outstanding voting securities; or (iv) to a transferee that controls more than 50% of every class of the Company’s then outstanding voting securities without giving effect to such transfer.

Subject to certain limitations, SMBC will have the right to elect to convert its shares of Series B-1 Preferred Stock into shares of Voting Common Stock at the Applicable Conversion Rate if an action by the Company (e.g., a new stock issuance) has the effect of reducing SMBC’s voting percentage in any class of voting securities of the Company (any such action, an “Additional Issuance”).

The foregoing description of the Certificate of Amendment is qualified in its entirety by the full text of the Certificate of Amendment, which will be filed by the Company on a Current Report on Form 8-K.

Standstill Restrictions

Pursuant to the Amended and Restated Exchange Agreement, SMBC will be subject to certain standstill restrictions, including that SMBC and its affiliates will be restricted from acquiring additional equity securities of the Company if such acquisition would result in SMBC and its affiliates collectively owning in excess of 20% of the Voting Common Stock on an as-converted and fully diluted basis until the later of the five-year anniversary of the last exchange under the Amended and Restated Exchange Agreement and six months after SMBC is no longer entitled to Board designation rights or, if earlier, the occurrence of certain change of control events involving the Company.

Registration Rights; Transfer Restrictions

SMBC and its affiliates will have registration rights with respect to the Voting Common Stock (including the Voting Common Stock issuable upon conversion of the Non-Voting Common Stock or the Series B-1 Preferred Stock, as applicable) pursuant to the terms of the Amended and Restated Exchange Agreement.

Subject to exceptions set forth in the Amended and Restated Exchange Agreement, (i) SMBC will be restricted from transferring any equity securities of the Company acquired prior to the date of the Amended and Restated Exchange Agreement (including shares of Voting Common Stock and Series B Preferred Stock and any equity securities of the Company into which any such securities are converted or exchanged) until September 19, 2028, and (ii) thereafter will remain subject to certain transfer restrictions with respect to the equity securities of the Company as set forth in the Amended and Restated Exchange Agreement.

Please refer to the Prior Form 8-K and the exhibits filed thereto for a description of the Exchange Agreement and the transactions contemplated thereby. The foregoing description of the Amended and Restated Exchange Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amended and Restated Exchange Agreement, which has been filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01	Other Items

Alliance Expansion Announcement

On September 19, 2025, the Company and SMBC issued a joint press release announcing a further expansion and strengthening of the Alliance. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Memorandum of Understanding for Japan Wholesale Equities Business

On September 19, 2025 the Company and certain of its affiliates entered into a memorandum of understanding (the “MOU”) with Sumitomo Mitsui Financial Group, Inc., a financial holding company incorporated in Japan, SMBC and SMBC Nikko Securities Inc., a joint stock company incorporated in Japan (collectively, “SMBC Group”).  The MOU sets forth the key terms, conditions and guidelines governing the collaboration between the Company and certain of its affiliates and SMBC Group in respect of the Japan wholesale equities business (including equity capital markets, equity research and equity sales and trading) and establishing a joint venture in Japan to conduct the principal aspects of such business.  The Company and SMBC Group anticipate the joint venture will begin serving clients in January 2027.

Joint Sponsor Coverage

On September 19, 2025, certain affiliates of the Company and SMBC entered into various arrangements, pursuant to which the parties will expand their joint coverage of larger sponsors with respect to various financial products and in EMEA jointly pursuing opportunities to originate, underwrite and execute syndicated leveraged finance for these clients.

European Business Senior Secured Revolving Credit Facility

On September 19, 2025, SMBC and certain affiliates of the Company agreed, subject to certain conditions, to extend to a special purpose entity, formed by Jefferies Finance LLC, a senior secured revolving financing facility and a junior loan facility totaling approximately €690 million for financing participations of revolving commercial loans to European-based businesses.

Pre-IPO Senior Secured Financing Facility

On September 19, 2025, subject to certain conditions, SMBC agreed to provide revolving credit commitments under a senior secured financing facility for the financing of revolving commercial loans to pre-IPO businesses, with the Company contributing equity financing, totaling approximately $500 million.

Secured Funding Facility

On September 19, 2025, SMBC and an affiliate of the Company entered into arrangements for a secured funding facility in connection with asset-backed securitizations.  Subject to certain conditions, under the secured funding facility the Company can pledge eligible collateral to SMBC for up to $1 billion of funding.

Increased Revolving Credit Facility

As previously disclosed on a Current Report on Form 8-K filed with the SEC on July 14, 2021, as part of various financing arrangements entered into between SMBC, the Company and their respective affiliates in connection with the Alliance, SMBC provides financing to the Company (originally to Jefferies Group LLC) in the form of a $350 million revolving credit facility with an original maturity date of November 17, 2025.  On September 19, 2025, the Company and SMBC entered into an amendment to such revolving credit facility to increase the amount drawable thereunder to $700 million and to extend the maturity date of such facility revolving credit to July 31, 2027.

Additional Information and Where to Find it

This Current Report may be deemed to be solicitation material in respect of the shareholder approval (the “Shareholder Approval”) of the amended and restated certificate of incorporation authorizing additional shares of non-voting common stock. In connection with an annual meeting of its shareholders for the Shareholder Approval, the Company intends to file relevant materials with Securities and Exchange Commission (the “SEC”), including the Company’s proxy statement in preliminary and definitive form.  INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE COMPANY’S PROXY STATEMENT (IF AND WHEN AVAILABLE), BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.  Investors and security holders are or will be able to obtain the documents (if and when available) free of charge at the SEC’s website at www.sec.gov, or free of charge from the Company by directing a request to Laura Ulbrandt DiPierro, Corporate Secretary, 520 Madison Avenue, New York, NY 10022.

Participants in the Solicitation

The Company and its directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from shareholders of the Company in favor of the Shareholder Approval. Information about the Company’s directors and executive officers is set forth in the Company’s Proxy Statement on Schedule 14A for its 2025 Annual Meeting of Shareholders, which was filed with the SEC on February 14, 2025. To the extent holdings of the Company’s securities by its directors or executive officers have changed since the amounts set forth in such 2025 proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information concerning the direct or indirect interests, by security holdings or otherwise, of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s shareholders generally, will be set forth in the Company’s proxy statement relating to the Shareholder Approval when it becomes available.

Forward-Looking Statements

This Current Report contains “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements about the Company’s future and statements that are not historical facts. These forward‐looking statements are typically identified by such words as “believe,” “expect,” “anticipate,” “may,” “intend,” “outlook,” “will,” “estimate,” “forecast,” “project,” “should,” and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which will change over time. Forward-looking statements may contain beliefs, goals, intentions and expectations regarding revenues, earnings, operations, arrangements and other results, and may include statements of future performance, plans, and objectives. Forward-looking statements also include statements pertaining to the Company’s strategies for future development of our businesses and products, including the Company and SMBC Group’s strategic alliance. In particular, forward-looking statements include statements about the potential benefits of the collaboration with SMBC Group and SMBC’s intention to increase its equity investment in the Company, as SMBC is under no obligation to do so. Forward‐looking statements speak only as of the date they are made; the Company does not assume any duty, and does not undertake, to update any forward‐looking statements. Furthermore, because forward‐looking statements represent only the Company’s belief regarding future events, many of which by their nature are inherently uncertain, the actual results or outcomes may differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements. Information regarding important factors, including “Risk Factors” that could cause actual results or outcomes to differ, perhaps materially, from those in the Company’s forward-looking statements is contained in reports the Company files with the SEC. You should read and interpret any forward-looking statement together with reports the Company files with the SEC. Past performance may not be indicative of future results. Different types of investments involve varying degrees of risk. Therefore, it should not be assumed that future performance of any specific investment or investment strategy will be profitable or equal the corresponding indicated performance level(s).

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1
Amended and Restated Exchange Agreement, dated as of September 19, 2025, by and between Jefferies Financial Group Inc., a New York corporation, and Sumitomo Mitsui Banking Corporation, a joint stock company incorporated in Japan

99.1	Joint Press Release, dated September 19, 2025

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
JEFFERIES FINANCIAL GROUP INC.

	By:	/s/ Michael J. Sharp
		Name:	Michael J. Sharp
		Title:	Executive Vice President and General Counsel

Date: September 19, 2025